Exhibit 8.2

By electronic mail only	RHTLaw Asia LLP Australia | Bangladesh | Cambodia | China | Hong Kong India | Indonesia | Malaysia | Philippines | Singapore South Korea | Taiwan | Thailand | Vietnam
Knorex Ltd. Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240 Grand Cayman KY1-1002 Cayman Islands	1 Paya Lebar Link #06-08 PLQ 2 Paya Lebar Quarter Singapore 408533 Tel +65 6381 6868 Fax +65 6816 0857 www.rhtlawasia.com

Writer’s Contact: Yang Eu Jin
DID:	+65 6381 6871
Fax:	+65 6381 6871
Email:	eujin.yang@rhtlawasia.com

Date	Our reference	Your reference
	23011285/YEJ/PWL	-

Dear Sirs,

KNOREX LTD. – REGISTRATION STATEMENT ON FORM F-1

1.	Introduction

We act as Singapore legal advisers to Knorex Ltd. (“Company”) in connection with the initial public offering (the “Initial Public Offering”) of class A ordinary shares of the Company (the “Shares”), a company incorporated under the laws of the Cayman Islands, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). We are duly qualified to practise law in Singapore and such qualification has not been revoked, suspended, restricted or limited in any manner whatsoever. Accordingly, we are duly qualified to issue this opinion, which, to our understanding, is prepared concerning the statements in the Registration Statement under the section “Taxation – Singapore Taxation”, comprising the subsections “Individual income tax”, “Corporate income tax”, “Dividend distributions”, “Capital gains tax”, “Bonus Shares”, “Stamp duty”, “Goods and services tax” and “Estate duty”.

This opinion is limited to Singapore law in force as at the date of this opinion as currently applied, interpreted and enforced by the courts of Singapore and does not by implication extend to any other matters. We undertake no responsibility to notify you of any change in the laws of Singapore after the date of this opinion that may alter, affect or modify the opinion expressed therein. We have made no investigation of, and do not express or imply any views on the laws of any jurisdiction other than Singapore.

RHTLaw Asia LLP (UEN No. T11LL0786A) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

We do not accept service of court documents by fax. All documents, notice and correspondence should be sent to 1 Paya Lebar Link, #06-08 PLQ 2 Paya Lebar Quarter, Singapore 408533.

2.	Opinion

Based on the foregoing and subject to the limitations set forth in the Registration Statement and the Qualifications as defined below, we are of the opinion that the statements set out in the Registration Statement under the section “Taxation – Singapore Taxation”, insofar as they constitute statements of Singapore tax laws, are true and accurate in all material respects and that such statements constitute our opinion (“Opinion”).

3.	Qualifications

The Opinion is subject to the following qualifications:

(a)	Other than the statements set forth under the section “Taxation – Singapore Taxation”, we have not investigated or verified the accuracy of the facts or the reasonableness of any assumptions, statements of opinion or intention contained in the Registration Statement and have not attempted to determine whether any material fact has been misstated or omitted from the Registration Statement.

(b)	We express no opinion as to any laws other than the laws of the Republic of Singapore as in force as at the date of this Opinion and as such laws have, to date, been interpreted in published decisions of the courts of the Republic of Singapore;

(c)	We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction;

(d)	Our Opinion is subject to all the qualifications set out in the first paragraph under the section “Taxation – Singapore Taxation” in the Registration Statement; and

(e)	No opinion is expressed as to any matter not discussed herein.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement filed by the Company and to the reference of our name under the section “Taxation – Singapore Taxation”, “Legal Matters”, and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ RHTLaw Asia LLP

RHTLaw Asia LLP

RHTLaw Asia LLP (UEN No. T11LL0786A) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

We do not accept service of court documents by fax. All documents, notice and correspondence should be sent to 1 Paya Lebar Link, #06-08 PLQ 2 Paya Lebar Quarter, Singapore 408533.